Exhibit 10.21

PERSONAL AND CONFIDENTIAL

April 27, 2021

Luca Giacometti

Chairman & CEO

Galileo Acquisition Corp.

1049 Park Ave, 14A

New York, NY 10028

Dear Luca:

Reference is hereby made to the letter agreement between Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Galileo Acquisition Corp. (together with any present and future subsidiaries and affiliates of Galileo Acquisition Corp., the “Company”), dated February 23, 2021 (the “Engagement Letter”). Capitalized terms used herein but not otherwise defined shall have the respective meanings given them in the Engagement Letter. Each of Stifel and the Company desires to amend, and does hereby amend, the Engagement Letter as follows (the “Amendment”):

1.	The first four paragraphs of Section III(A) of the Engagement Letter (through Section III(A)(c)) are hereby amended and restated in their entirety as follows:

The Company shall pay or cause Stifel to be paid a contingent cash placement fee (the “Placement Fee”) equal to a percentage of the gross proceeds from the proposed Financing (the “Fee Percentage”) of four percent (4%), excluding gross proceeds from Investors that, as of the dates of their Commitments, are stockholders of the Target and excluding gross proceeds pursuant to Commitments by Stifel or any of its affiliates.

This letter agreement is subject to the provisions of the Engagement Letter, including, without limitation, Section II(E), Section IV(E) and Attachment A to the Engagement Letter. Except as explicitly set forth in paragraph 1 above, this letter agreement does not supersede, amend, modify or otherwise alter the obligations and provisions of the Engagement Letter and all other provisions of the Engagement Letter remain in full force and effect.

After reviewing this letter agreement, please confirm that it is in accordance with your understanding and effective by signing and returning to us the enclosed copy.

Very truly yours,

STIFEL NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Carol DeNatale
Carol DeNatale
Chief Operating Officer-Investment Banking

Accepted and Agreed as of the date set forth above:

GALILEO ACQUISITION CORP.

By:	/s/ Luca Giacometti
Luca Giacometti, Chairman & CEO